UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation		000-51401	36-6001019
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street, Suite 501S			60607
Chicago,	IL		(Zip Code)
(Address of principal executive offices)
(312) 565-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 31, 2025, the Board of Directors (Board) of the Federal Home Loan Bank of Chicago (the Bank) approved and adopted certain amendments to the Bank’s existing bylaws, which became effective on that same date (the Amended Bylaws).

The Amended Bylaws affected the following changes to the prior bylaws:

1)Article II: Member Stockholders’ Meeting: Article II of the Amended Bylaws enhances and clarifies governance procedures for member stockholder meetings and references statutory and regulatory voting provisions.

1.Article III: Directors: Article III of the Amended Bylaws enhances procedural governance by expanding and clarifying meeting and notice provisions for Board and Board committee meetings, and now specifies that Board meetings must be held a minimum of six times a year. Article III was updated to provide flexibility to the time a vacant directorship must be filled. Article III was also expanded to include a new provision relating to the removal of any director for good cause, which covers legal and ethical violations, neglect of duties, and the Board’s discretion to remove directors in the Bank’s best interest. The new “removal for good cause” provision also includes a description of the appointment process for vacant directorships resulting from any removal.

1.Article IV: Committees: A new article was added to the Amended Bylaws specific to Board committees, aligning governance procedures with full Board provisions. This new article includes a provision reflecting the membership and authority of the Executive and Governance committee of the Board. The new article also addresses Board committee composition and committee chairpersons and vice chairpersons selection.

1.Article VIII: General Provisions: A new consolidated notice provision was added to the Amended Bylaws to clarify proper communication methods and timing for notices.

In addition, the Amended Bylaws implement technical and administrative changes to the prior bylaws, including changes related to, and consistent with, the foregoing amendments. The Amended Bylaws also include changes that improved consistency and clarity throughout.

The foregoing description of the substantive changes to the Bank’s prior bylaws is qualified in its entirety by reference to the full text of the Bank’s Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.
3.1	Bylaws of the Bank, as restated and effective July 31, 2025
104	Cover Page Interactive Data File (Formatted as inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN BANK OF CHICAGO

Date: August 6, 2025	By: /s/ Laura M. Turnquest
Laura M. Turnquest Executive Vice President, General Counsel & Corporate Secretary